EXHIBIT 99.1

ACCELERIZE NEW MEDIA AND EDGAR ONLINE PARTNER TO DELIVER REAL-TIME XBRL-TAGGED FINANCIALS AND ALERTS

New Services on www.SECfilings.com Ensure Companies’ Investors, Partners and Customers are Well Informed

NEW YORK AND LOS ANGELES – March 18, 2009 – EDGAR® Online, Inc. (NASDAQ: EDGR) and Accelerize New Media (OTC:BB: ACLZ), a multi-faceted performance-based Internet marketing company, today announced that they have collaborated on marketing four new services that provide real-time and historical financial data, including executive compensation, and SEC filings. Now anyone can access comprehensive company data from real-time SEC filings and see top-line trends or  XBRL-tagged financial statements, providing a greater level of business transparency than ever before.  XBRL is a common standard for financial data.

The new service will be available at www.SECfilings.com  and provided in four alternative packages, ranging from less than $20 per month for company tracking, searches, alerts and Excel downloads to $400 per month for packages tailored to the specific needs of professionals who rely on complex modeling, custom ratios and interoperability between applications.

“Whether our economy is in a recession or stock markets are at record levels it is vital that consumers and investors are armed with fully transparent company data to avoid any market missteps or investment set-backs,” said Brian Ross, CEO of  Accelerize New Media. “By combining EDGAR Online’s leading technology and customer service with www.SECfilings.com rapidly growing database of 275,000 registered members, we allow everyone to make informed decisions, whether they are investing in, partnering or purchasing a company’s products” he added.

“Accelerize New Media continues to impress us with their ability to drive highly qualified traffic and willingness to unlock the value within their portfolio of Internet sites,” said Philip Moyer, President and CEO of EDGAR Online. “Opportunities and uncertainties abound in the stock market and may change on a minute-by-minute basis. These new services ensure that everyone from individual investors and conscientious consumers, to market analysts and due diligence professionals have a comprehensive view of the companies they are tracking” he added.

About Accelerize New Media Inc.
Accelerize New Media Inc (OTC: BB ACLZ) is a multi-faceted Internet company providing performance-based solutions for its customers. The company owns a unique blend of 6,000 web properties, provides real-time SEC filing and financial data services and operates a proprietary performance-based lead generation platform. Accelerize’s mission is to develop focused, scalable, customer acquisition solutions via white label products, lead generation and marketing. Customers include blue-chip financial, media and retail brands. For more information please visit www.accelerize.com, the contents of which are not part of this Press Release.

About EDGAR® Online, Inc.
EDGAR  Online, Inc. (NASDAQ: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. We deliver our information products directly to end users via online subscriptions and data licenses, and to redistributors who embed our content in their own and their clients’ Web sites.

Our proprietary automated systems allow for the rapid conversion of data and we are a pioneer and leader in the global financial reporting standard – eXtensible Business Reporting Language, otherwise known as XBRL.  We use our automated processing platform and our expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports. For more detailed information on all of our businesses or to contact us please visit our Web site at www.edgar-online.com.

Use of Forward-looking Statements: Accelerize New Media Inc.

This press release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when we say that, the new service will be available at www.SECfilings.com and provided in four alternative packages, or when we say that by combining EDGAR Online’s leading technology and customer service with www.SECfilings.com rapidly growing database of 275,000 registered members, we allow everyone to make informed decisions, we are using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize New Media only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize New Media to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize New Media undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize New Media, reference is made to Accelerize New Media's reports filed from time to time with the Securities and Exchange Commission.

Use of Forward-looking Statements: EDGAR® Online, Inc.

This press release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this press release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in EDGAR Online’s filings with the SEC. EDGAR Online disclaims any obligation to update or revise any forward-looking statements.

Media Contact:
Donna Sokolsky Burke
Sparkpr for Accelerize New Media
donna@sparkpr.com
415-962-8200 x222

Edgar Online Media Contact:
T. David Colgren
Colcomgroup, Inc.
917-587-3708
dcolgren@colcomgroup.com